EXHIBIT 8 (h)
                             PARTICIPATION AGREEMENT

                                      Among

                      OM FINANCIAL LIFE INSURANCE COMPANY,

                         PIMCO VARIABLE INSURANCE TRUST,

                                       and

                    ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC


        THIS AGREEMENT (the "Agreement"), dated as of the 12th day of January, 2007, by and among OM Financial Life Insurance Company, (the "Company"), a Maryland life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), PIMCO Variable Insurance Trust (the "Fund"), a Delaware statutory trust, and Allianz Global Investors Distributors LLC (the "Underwriter"), a Delaware limited liability company.

        WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and Underwriter substantially similar to this Agreement ("Participating Insurance Companies");

        WHEREAS, the shares of beneficial interest of the Fund are divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets;

        WHEREAS, the Fund has obtained an order (PIMCO VARIABLE INSURANCE TRUST, ET AL., Investment Company Act ReI. Nos. 22994 (Jan. 7, 1998) (Notice) and 23022 (Feb. 9, 1998)(Order)) from the Securities and Exchange Commission (the "SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and l5(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order");

        WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act");

        WHEREAS, the Pacific Investment Management Company LLC (the "Adviser"), which serves as investment adviser to the Fund, is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended;

        WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

        WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts;

        WHEREAS, the Underwriter, which serves as distributor to the Fund, is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

        WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of various classes of the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;

        NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

 ARTICLEI. SALE OF FUND SHARES

        1.1. The Fund, through the Underwriter, agrees to make available continuously to the Company for purchase on behalf of itself and the Account, shares of those Designated Portfolios listed on Schedule A to this Agreement, on those days on which the Fund calculates its Designated Portfolio net asset value pursuant to rules of the Commission. Notwithstanding the foregoing, (i) Fund series (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Underwriter may so provide, and (ii) the Board of Trustees of the Fund (the "Board") may suspend or terminate the offering of Fund shares of any Designated Portfolio or class thereof, or liquidate any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith, suspension, termination or liquidation is necessary in the best interests of the shareholders of such Designated Portfolio.

        1.2. Fund agrees to sell to the Company those shares of the Designated Portfolios which each Account orders, executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt by the Fund or its designee of the order for the shares of the Fund in accordance with Section 1.3 of this Agreement. The Fund shall redeem, at the Company's request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value next computed after receipt by the Fund or its designee of the request for redemption in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder, but in no event may any such delay by the Fund in paying redemption proceeds cause Company or any Account to fail to meet its obligations under Section 22(e) of the 1940 Act.

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       1.3.    PURCHASE AND REDEMOTION PROCEDURES

                (a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefore) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a "Business Day") by the Company (or Company's agent) as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund Prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) close of the New York Stock Exchange, shall constitute receipt and acceptance by the Fund on that same Business Day (the "Trade Date") provided that the Fund or its designated agent receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day .

                (b) The Company shall pay for shares of each Designated Portfolio on the Business Day following the Trade Date. Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Fund or its designated custodian by wire to be received by the Fund or its designated custodian by 4:00 p.m. Eastern Time on the Business Day following the Trade Date (which may be net of redemptions of shares only if the order submitted pursuant to Section 1.3(a) is submitted net of redemptions). If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund's request, reimburse the Fund for any reasonable charges, costs, fees, interest or other expenses incurred by the Fund in connection with any required advances to, or borrowing or overdrafts by, the Fund. or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

                (c) In the event of net redemptions of Designated
       Portfolio shares redeemed by the Account or the Company, the Fund shall pay the net redemption proceeds by wiring federal funds to the Company or any other designated person on the next Business Day following the Trade Date (which payment shall be net of any purchases only if the order submitted pursuant to Section 1.3(a) is submitted net of purchases), except that the Fund reserves the right to delay payment of redemption proceeds if permitted under Section 22( e) of the 1940 Act and any Rules thereunder, but in no event may any such delay by the Fund in paying redemption proceeds cause Company or any Account to fail to meet its obligations under Section 22(e) of the 1940 Act. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

                (d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Fund's receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value.

                (e) The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans. No shares of any Portfolio will be sold directly to the general public.

        1.4. The Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company via electronic means by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund's Prospectus to the extent consistent with applicable law. In the event that the Fund is unable to meet the 7:00 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Fund shares. Such additional time shall be equal to the additional time which the Fund takes to make the net asset value available to the Company, however, in no event shall orders for the purchase and, redemption of Fund shares be provided to the Fund or its designated agent later than 12:00 noon Eastern Time on the next following Business Day. In the event of an error in the computation of a Designated Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution, the Fund shall notify the Company as soon as reasonably practicable after the discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. An NAV pricing error shall be corrected in accordance with the Fund's NAV pricing error correction procedures. The Fund or the Underwriter shall provide a copy of the Fund's current NA V pricing error correction procedures upon the Company's request, and shall promptly notify the Company in the event that such procedures are materially amended or revised.

        1.5. The Fund shall furnish same day notice (by wire or telephone followed by written confirmation) to the Company of the declaration of any dividends or capital gain distributions payable on any Designated Portfolio shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio at the ex-dividend date net asset values. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

        1.6. Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

        1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies,

The Company acknowledges that the Fund is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a "Registered Account"). The Company agrees to provide the Fund or its agent each year within 60 days of the end of the Fund's fiscal year, or when reasonably requested by the Fund, information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. The Company acknowledges that the Fund intends to rely on the information so provided.

 ARTICLE II. REPRESENTATIONS AND WARRANTIES

        2.1. The Fund represents and warrants that (i) the Fund is lawfully organized and validly existing under the laws of the State of Delaware, (ii) the Fund is and shall remain registered as an open-end management investment company under the 1940 Act, (iii) the Fund does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder, (iv) Designated Portfolio shares sold pursuant to this Agreement are registered under the 1933 Act (to the extent required by that Act) and are duly authorized for issuance in accordance with applicable law, (v) the Fund shall amend the registration statement for the shares of the Designated Portfolios under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of such shares, and (vi) the Board has elected for each Designated Portfolio to be taxed as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Fund makes no representations or warranties as to whether any aspect of the Designate4 Portfolios' operations, including, but not limited to, investment policies, fees. and expenses, complies with the insurance laws and other applicable laws of the various states.

        2.2. The Underwriter represents and warrants that shares of the Designated Portfolios (i) shall be offered and sold in compliance with applicable state and federal securities laws, (ii) are offered and sold only to Participating Insurance Companies and their separate accounts and to persons or qualified plans that represent and warrant to the Fund that they qualify to purchase shares of the Designated Portfolios under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Designated Portfolios as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h) ("Qualified Persons"), and the Fund has a reasonable basis to rely on such representation and warranty, and (iii) are registered and qualified for sale in accordance with the laws of the various states to the extent required by applicable law.

        2.3. The Fund represents and warrants that it will invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Fund represents and warrants that each Designated Portfolio has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation ss.1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. The Fund will make every reasonable effort (a) to notify the Company immediately upon having a reasonable basis for believing that a breach of this
Section 2.3 has occurred or might occur in the future, and (b) in the event of such a breach, to adequately diversify the Designated Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation ss. 1.817-5.

        2.4. The Fund represents and warrants that each Designated Portfolio is qualified as a Regulated Investment Company under Subchapter M of the Code, that they will maintain such qualification (under Subchapter M or any successor or similar provisions) and that the Fund will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.

        2.5. The Company represents and warrants that the interests under the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company also represents and warrants that it is an insurance company du1y organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Maryland insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) is exempt from registration under the 1940 Act. The Company further represents and warrants that (i) the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws, (ii) the sale of the Contracts shall comply in all material respects with state insurance requirements; (iii) the information provided pursuant to Section 1.8 shall be accurate in all material respects; and (iv) it and the Account are Qualified Persons. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent required by applicable law.

        2.6. The Company represents and warrants that (a) the Contracts are currently, and at the time of issuance shall be, treated as life insurance, endowment or annuity contracts, under applicable provisions of the Code, and that it will make every reasonable effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future, and (b) each of its Accounts is a "segregated asset account" and that interests in the Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder; provided that each Designated Portfolio in which the Company or an Account invests complies with the requirements of Subchapter M and the diversification requirements of Section 817(h) of the Code, the regulations thereunder, or any successor provision or regulation. Company will use every reasonable effort to continue to meet such definitional requirements, and it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

        2.7. The Underwriter represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; it is a member in good standing of the NASD and is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws. The Underwriter further represents that it serves as principal underwriter/distributor of the Fund and will perform its obligations for the Fund in accordance in all material respects with any applicable state and federal securities laws.

        2.8. The Fund and the Underwriter represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17 g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

        2.9. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money andlor securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Company and/or the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

        2.10. The Company represents and warrants that it shall comply with any applicable privacy and notice provisions of 15 U.S.C. ss.ss. 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R Part 248) as they may be amended. The Fund and the Underwriter represent and warrant that the Fund, the Adviser and the Underwriter each shall comply with any applicable privacy and notice provisions of 15 U.S.C. ss.ss. 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R Part 248) as they may be amended.

        2.11. The Company represents and warrants that it has in place an anti-money laundering program ("AML program") that does now and will continue to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (pub. L. No. 107-56 (2001>> and the regulations issued thereunder.

        2.12. The Company represents and warrants that (a) all purchase and redemption orders with respect to shares of the Designated Portfolios submitted with respect to a Business Day in accordance with Article I will be received in good order by the Company prior to the time as of which the net asset value of the Designated Portfolios' shares is calculated on that Business Day as disclosed in the Designated Portfolios' prospectuses, as they may be amended from time to time, and will be processed by the Company in compliance with Rule 22c-1 under the 1940 Act and regulatory interpretations thereof; (b) upon the reasonable request of the Fund, the Company will provide the Fund or its agent with assurances regarding the compliance of its handling of orders with respect to shares of the Designated Portfolios with the requirements of Rule 22c-l and regulatory interpretations thereof.

 ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS~ VOTING

        3.1. At least annually (or in the case of a prospectus supplement, when that supplement is issued), the Underwriter shall timely provide the Company with as many printed copies of the Fund's current prospectus (describing only the Designated Portfolios) and statement of additional information ("SAI") and supplements thereto as the Company may reasonably request for distribution, at the Fund's expense, to existing Contract owners. To the extent that the Designated Portfolio(s) are one or more of several Portfolios of the Fund, the Fund shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio(s). The Fund shall provide the Company, at the Company's expense, with as many copies of the current Fund prospectus (describing only the Portfolios) and SAI and any supplement thereto, as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus in electronic format at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts, and/or other fund companies, and the Fund's prospectus (and/or SAI for the Fund and the SAI for the Contracts) printed together in one document, in which case the Fund agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund, subject to a maximum amount of $5,000.

        3.2. The Fund shall provide the Company with information regarding the Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information in the Contract prospectus consistent with the requirements of Forms N-4 and N-6, as applicable.

        3.3. The Fund, at its expense, or at the expense of its designee, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Fund for the reasonable cost of such distribution.

        3.4. If and to the extent required by law the Company shall:

                (i)     solicit voting instructions from Contract owners;

                (ii) vote the Designated Portfolio shares held in the Account in accordance with instructions received from Contract owners; and

                (iii) vote Designated Portfolio shares held in the Account for which no timely instructions have been received in the same proportion as Designated Portfolio shares for which instructions have been received from the Company's Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

        3.5. The Company shall be responsible for assuring that the Accounts participating in a Designated Portfolio calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order.

        3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

 ARTICLE IV. SALES MATERIAL AND INFORMATION

        4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund or the Adviser reasonably objects to such use within five (5) Business Days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so object.

        4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund, the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund which are in the public domain or approved by the Fund, Adviser or Underwriter for distribution, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either. The Fund and Underwriter agree to respond to any request for approval on a prompt and timely basis.

        4.3. The Fund and the Underwriter, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named, at least ten (10) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five (5) Business Days after receipt of such material. The Company or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company, the Account or the Contracts are named, and no such material shall be used if the Company or its designee so objects.

        4.4. The Fund and the Underwriter shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material provided by the Company , except with the written permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

        4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

        4.6. The Company will provide to the Fund at least one complete copy of all registration statements, definitive prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), definitive SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Fund will be provided). The Company shall provide to the Fund and the Underwriter a summary of any complaints received from the Contract owners pertaining to the Fund or the Designated Portfolio.

        4.7. The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus or statement of additional information for any Account. The Fund will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

        4.8. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

 ARTICLE V. FEES AND EXPENSES

        5.1. Except as otherwise provided herein, no party to this Agreement shall pay any fee or other compensation to any other party pursuant to this Agreement. Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party.

        5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus, SAl and registration statement, proxy materials and reports, setting the prospectus and SAI in type, printing the prospectus and SAI (to the extent provided by and as determined in accordance with Article III above), setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a Fund prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares; and other costs associated with preparation of prospectuses and SAls for the Designated Portfolios in electronic or typeset format, as well as any distribution and other expenses as set forth in Article III of this Agreement.

        5.3. The Company shall bear the expenses of distributing the Fund's prospectus and SAl to prospective owners of Contracts issued by the Company.

 ARTICLE VI. POTENTIAL CONFLICTS

        6.1. The parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared Funding Exemptive Order that may be imposed on the Company, the Fund and/or the Underwriter by virtue of such order by the SEC: (i) shall apply only upon the sale of shares of the Designated Portfolios to variable life insurance separate accounts (and then only to the extent required under the 1940 Act); (ii) will be incorporated herein by reference; and (iii) such parties agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of this Agreement to the contrary. Notwithstanding the foregoing, the Company will not be required by this Section 6.1 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict.

        6.2. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the parties to this Agreement shall take such steps as may be necessaxy to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6 and 6.1 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

 ARTICLE VII. INDEMNIFICATION

        7.1. Indemnification By the Company

        7. 1 (a). The Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of its trustees/directors and officers, employees or agents, and each person, if any, who controls the Fund or Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any "and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, holding or acquisition of the Fund's shares or the Contracts and:

                (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAl for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, Adviser or Underwriter for use in the registration statement, prospectus or SAl for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                (ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAl, or sales literature of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company, its agents or designees) or unlawful conduct of the Company or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAl, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or its designee; or

                (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7 .1 (b) and 7.1 ( c) hereof.

        7. 1 (b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties under this Agreement or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

        7. 1 (c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnifiedo Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Company and the Company is damaged solely as a result of failure to give such notice. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

                (i) the Company and the Indemnified Party will have mutually agreed to the retention of such counsel; or

                (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

        7. 1 (d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund. The parties acknowledge that the Company's indemnification obligations under this Section
 7.1 are subject to applicable law.

 7.2. INDEMNIFICATION BV THE UNDERWRITER

        7.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or actions in respect thereof (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, expenses or actions in respect thereof or settlements are related to the sale, holding or acquisition of the Fund's shares or the Contracts and:

                (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make :theo . statements therein not misleading, provided that this agreement to indemnify shallo not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                (ii) arise out of or as a result of statements or representations by or on the behalf of the Fund, Adviser or Underwriter (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts, or any amendment or supplement to the foregoing, not supplied by the Fund, Adviser or Underwriter or their agents or designees) or unlawful conduct of the Fund, Adviser or Underwriter or persons under their respective control, with respect to the sale or distribution of the Contracts or Fund shares; or

                (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, Adviser or the Underwriter or their respective agents or designees; or

                (iv) arise as a result of any failure by the Fund, Adviser or the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

                (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, Adviser or Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Adviser or Underwriter (including a failure of the Fund or any Designated Portfolio, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 2.3 and 2.4 of this Agreement; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

        7.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or action to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties under this Agreement or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

        7.2(c). The Underwriter (the "Indemnifying Party" for purposes of this
Section 7.2(c>> shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and the Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to such party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

                (i) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or

                (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaint~ the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment

        The Company agrees promptly to notify the Indemnifying Party of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account. The parties acknowledge that the Underwriter's indemnification obligations under this Section 7.2 are subject to applicable law.

        7.3. INDEMNIFICATION BV THE FUND

        7.3(a). The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or actions in respect thereof (including legal and other expenses) to which the Indemnified Parties may be required to payor may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, holding or acquisition of the Fund's shares or the Contracts and:

                (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Section 2.3 and 2.4 of this Agreement); or

                (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof. The parties acknowledge that the Fund's indemnification obligations under this Section 7.3 are subject to applicable law.


        7.3 (b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or action to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties under this Agreement or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

        7.3 (c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Fund and the Fund is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

                (i) the Fund and the Indemnified Party will have mutually agreed to the retention of such counsel; or

                (ii) the named parties to any such proceeding (including any impleaded parties) include both the Fund and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Fund will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Fund agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

        7.3(d). The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

        7.4 SUCCESSOR AND SURVIVAL.

        A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIT. The indemnification provisions contained in this Article VIT will survive any termination of this Agreement

 ARTICLE VITI. ANNLICABLE LAW

        8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Califomia. .


        8.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. I~ in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VI shall no longer apply.

 ARTICLE IX. TERMINATION

        9.1. This Agreement shall continue in full force and effect until the first to occur of:

                (a) termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months advance written notice delivered to the other parties; or

                (b) termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio based upon the Company's determination that shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts; or

                (c) termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying inves1ment media of the Contracts issued or to be issued by the Company; or

                (d) termination by the Fund or Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund's shares; provided, however, that the Fund or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

                (e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund, Adviser or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

                (f) termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio. in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 8l7(h) diversification requirements specified in Section 2.3 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or


                (g) termination by the Fund or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 2.6 hereof; or

                (h) termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity, such termination to be effective sixty (60) days after receipt by the other parties of written notice of the election to terminate; or

                (i) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

                (j) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Underwriter of the date of substitution; or

                (k) termination by the Fund if the Board has decided to (i) refuse to sell shares of any Designated Portfolio to the Company and/or any of its Accounts; (ii) suspend or terminate the offering of shares of any Designated Portfolio; or (iii) dissolve, reorganize, liquidate, merge or sell all assets of the Fund or any Designated Portfolio, subject to the provisions of Section 1.1; or

                (l) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or

                (m) termination by any party in the event that the Fund's Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VI.

        9.2. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Underwriter requests that the Company seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. The Company agrees that it shall reasonably cooperate with the Underwriter and seek such an order upon request. In the event that this Agreement is terminated by the Fund or the Underwriter, the Fund. or the Underwriter, ,as the case may be, will bear the reasonable expenses of the Company in obtaining the order. Until the order is obtained, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Underwriter). The parties agree that this Section 9.2 shall not apply to any terminations under Article VI, and the effect of such Article VI terminations shall be governed by Article VI of this Agreement. The parties further agree that, to the extent that all or a portion of the assets of the Accounts continue to be invested in the Fund or any Designated Portfolio of the Fund, the provisions of this Agreement shall remain in effect after termination.


        9.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

 ARTICLE X. NOTICES

        Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.


       If to the Fund:      PIMCO Variable
                            Insurance Trust
                            840 Newport
                            Center Drive
                            Newport Beach, CA 92660



       If to the Company:



       If to Underwriter:   Allianz Global Investors Distributors LLC
                            2187 Atlantic Street
                            Stamford, CT 06902

  ARTICLE XI. MISCELLANEOUS

        11.1. All persons dealing with the Fund must look solely to the property of the Fund, and in the case of a series company, the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

        11.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain. The Company, the Fund and Underwriter agree to implement appropriate measures designed to ensure the security and confidentiality of confidential information, to protect such information against any anticipated threats or hazards to the security and integrity of such information, and to protect against unauthorized access to, or use of, confidential information that could result in substantial harm or inconvenience to any of the customers of the Company or any of its subsidiaries, affiliates or licensees; the company, the Fund and Underwriter further agree to cause all their respective agents, representatives or subcontractors, or any other party to whom they provide access to or disclose confidential information, to implement appropriate measures to meet the objectives set forth in this Section 11.2.

        11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

        11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

        11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

        11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Maryland Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with the Mary land variable annuity laws and regulations and any other applicable law or regulations.

        11. 7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

        11.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

        11.9. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

        11.10. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

        11.11. The schedules to this Agreement (each, a "Schedule," collectively, the "Schedules") form an integral part hereof and are incorporated herein by reference. The parties to this Agreement may agree in writing to amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Designated Portfolios of the Fund or other applicable terms of this Agreement. References herein to any Schedule are to the Schedule then in effect, taking into account any amendments thereto.

        11.12. The parties have entered into or shall enter in to an Shareholder Information Agreement as required by Rule 22c-2 under 1940 Act in connection with the Contracts. This Agreement shall control with regard to the terms of the business relationship described in this Agreement. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms. of the Shareholder Information Agreement shall control to the extent required by Rule 22c. 2.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

OM FINANCIAL LIFE INSURANCE COMPANY
                                        By its authorized officer

                                        By:

                                        Name:

                                        Title:

                                        Date:

PIMCO VARIABLE INSURANCE TRUST
                                        By its authorized officer

                                        By:

                                        Name:

                                        Title:

                                        Date:


ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC
                                        By its authorized officer

                                        By:

                                        Name:

                                        Title:

                                        Date:

                                    Schedule
                                        A




The term "Designated Portfolio" of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof.

Designated Portfolios/Classes:

ADMINISTRATIVE CLASS SHARES


All Asset Portfolio
All Asset All Authority
Commodity Real Return Strategy Portfolio
Diversified Income Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Foreign Bond Portfolio (U.S. Dollar-Hedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Long-Term U.S. Government Portfolio
Low Duration Portfolio
Money Market Portfolio
Real Return Portfolio
RealEstateRealRetum Strategy Portfolio
Short-Term Portfolio
StocksPLUS(R) Growth and Income Portfolio
StocksPLUS(R) Total Return Portfolio
Total Return Portfolio
Total Return Portfolio II

INSTITUTIONAL CLASS SHARES

All Asset Portfolio
All Asset All Authority
CommodityRealRetum Strategy Portfolio
Diversified Income Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Foreign Bond Portfolio (U.S. Dollar-Hedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Long-Term U.S. Government Portfolio
Low Duration Portfolio
Money Market Portfolio
Real Return Portfolio
RealEstateRealRetum Strategy Portfolio
Short-Term Portfolio
StocksPLUS(R) Growth and Income Portfolio
StocksPLUS(R) Total Return Portfolio
Total Return Portfolio
Total Return Portfolio II

ADVISOR CLASS SHARES

All Asset Portfolio
All Asset All Authority Portfolio
CommodityReaLReturn Strategy Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Low Duration Portfolio
Real Return Portfolio
RealEstateRealReturn Strategy Portfolio
StocksPLUS(R) Total Return Portfolio
Total Return Portfolio

M CLASS SHARES

All Asset Portfolio
All Asset All Authority Portfolio

Segregated Asset Accounts:

Old Mutual Financial Network Separate Account VA


                                     - 23-